Exhibit 3.1

CERTIFICATE OF MERGER
OF
INNOVATIVE SOFTWARE TECHNOLOGIES, INC.
(a Delaware corporation)

AND

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.
(a California corporation)

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware and the State of California,

DO HEREBY CERTIFY:

FIRST:  That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION

Innovative Software Technologies, Inc.	Delaware

Innovative Software Technologies, Inc.	California

SECOND:       An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of Title 8, Section 251(c) of the General Corporation Law of the State of Delaware, and Section 1110 of the California Corporation Code of the State of California, respectively.

THIRD:   That the name of the surviving corporation of the merger is Innovative Software Technologies, Inc., a Delaware corporation, which will continue its existence as said surviving corporation under the name Innovative Software Technologies, Inc. upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware. The name of the merging corporation is Innovative Software Technologies, Inc.

FOURTH:       That the Certificate of Incorporation of Innovative Software Technologies, Inc., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

FIFTH:   The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

911 Ranch Road 620 N., Suite 204, Austin, TX 78734

SIXTH:                 A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

SEVENTH:   The effective date of the merger shall be upon the filing of this Certificate of Merger with the Department of State of Delaware.

Dated: November 29, 2007.

INNOVATIVE SOFTWARE TECHNOLOGIES, INC., a Delaware Corporation

By:	/s/ Philip Ellett
Name: Philip Ellett
Title: Chief Executive Officer

INNOVATIVE SOFTWARE TECHNOLOGIES, INC., a California Corporation

By: :	/s/ Philip Ellett
Name: Philip Ellett
Title: Chief Executive Officer